Calculation of Filing Fee Tables
S-3
Pulmatrix, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.0001 per share	Other	697	$ 1.5235	$ 1,061.88	0.000087	$ 0.09
Fees Previously Paid	2	Equity	Common Stock, par value $0.0001 per share	Other	490,910	$ 1.345	$ 660,273.95		$ 91.18
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 661,335.83		$ 91.27
			Total Fees Previously Paid:						$ 91.18
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.09
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock, par value $0.0001 per share (the "Common Stock"), as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Represents an additional of 697 shares of Common Stock issuable upon the conversion of shares of Series B Convertible Preferred Stock (the "Preferred Stock") and issuable as dividends to the holders of the Preferred Stock, based on the Company's reasonable good-faith estimate of the number of Dividend Shares to be issued. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on October 1, 2026, which such date is within five business days of the filing of this registration statement, of $1.5235 per share.

[2]	The Registrant previously paid a registration fee of $91.18 in connection with the initial filing of this Registration Statement on June 4, 2026, based on the registration of 490,607 shares of Common Stock at a proposed maximum offering price per share of $1.345, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, with a fee rate of $0.0001381. The registration fee for the 697 shares of Common Stock registered hereby, calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the Common Stock as reported on The Nasdaq Capital Market on October 1, 2026, is $1.5235, and the current fee rate is now $0.00008700. Because the registration fee previously paid does not exceed the registration fee calculated for this Amendment No. 2, the net fee due is $0.09.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date